Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Allarity Therapeutics, Inc. of our report dated March 7, 2024, relating to the consolidated financial statements of Allarity Therapeutics, Inc. appearing in the Annual Report on Form 10-K of Allarity Therapeutics, Inc. for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts
August 30, 2024